625 Fourth Avenue South
Minneapolis, Minnesota  55415

[logo] LUTHERAN BROTHERHOOD
       VARIABLE INSURANCE
       PRODUCTS COMPANY                                       EXHIBIT 11


April 29, 1998


Lutheran Brotherhood Variable
Insurance Products Company
625 Fourth Avenue South
Minneapolis, MN   55415

Ladies and Gentlemen:

I consent to the use of my name under the heading "Legal Matters" in the Prospectuses constituting part of the Registration Statement, on Form S-6 (File No. 33-3243), of LBVIP Variable Insurance Account.

Very truly yours,


/s/ James M. Odland
James M. Odland
Assistant Secretary
(612) 340-5727

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